EXHIBIT 5
                                                                ---------

   SCHIFF HARDIN & WAITE
   6600 Sears Tower, Chicago, Illinois 60606
   (312) 258-5500
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                               April 23, 1999


   Securities and Exchange Commission
   Judiciary Plaza
   450 Fifth Street, N.W.
   Washington, D.C.   20549

             Re:  General Employment Enterprises, Inc.
                  Registration of 250,000 Shares of Common Stock,
                  No Par Value, on Form S-8
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   Ladies and Gentlemen:

        We have acted as counsel to General Employment Enterprises, Inc., an Illinois Corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement") covering 250,000 shares of Common Stock, no par value, (and the related Preferred Stock Purchase Rights attached thereto) of the Company (the "Shares"), to be issued pursuant to the terms of the General Employment Enterprises, Inc. 1999 Stock Option Plan (the "Plan").

        We have made such investigation and have examined such documents as we have deemed necessary in order to enable us to render the opinion contained herein.

        Based upon the foregoing, it is our opinion that the 250,000 Shares, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,

                                      SCHIFF HARDIN & WAITE


                                      By: /s/ Jason Zellers
                                          -----------------
                                           Jason Zellers